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                                  EXHIBIT 5.1

                     [LOCKE LIDDELL & SAPP LLP LETTERHEAD]


                                 May 11, 2001


F.Y.I. Incorporated
3232 McKinney Avenue
Suite 1000
Dallas, Texas 75204

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to F.Y.I. Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 521,100 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, to be issued pursuant to warrants granted to employees of the Company (the "Warrants").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Warrants and such other documents, records, certificates and other instruments of the Company, and have made such investigations of matters of law, as we have deemed necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we hereby advise you that we are of the opinion that:

     Assuming (i) the availability of a sufficient number of shares authorized by the Company's Certificate of Incorporation then in effect and (ii) no change occurs in the applicable law or the pertinent facts, the Shares, when issued in accordance with the terms of the Warrants and for consideration not less than par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinion above as members of the State Bar of Texas and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion and by so consenting, we do not thereby admit that our firm's consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    LOCKE LIDDELL & SAPP LLP


                                    /s/ Locke Liddell & Sapp LLP
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